As Filed with the Securities and Exchange Commission on March 24, 2009

Registration No. 333-140172

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

___________________

AIRSPAN NETWORKS INC.
(Exact name of registrant as specified in its charter)

Washington	75-2743995
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
777 Yamato Road
Suite 310
Boca Raton, FL  33431
(561) 893-8670

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Brant
Chief Financial Officer
777 Yamato Road
Suite 310
Boca Raton, FL  33431
(561) 893-8670

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________

Copy to:
Ted Farris, Esq.
Dorsey & Whitney LLP
250 Park Avenue
New York, NY  10177
(212) 415-9200

___________________

Approximate date of commencement of proposed sale to the public:  Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  □

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  □

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  □

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

On January 24, 2007, Airspan Networks Inc., a Washington corporation (the “Company”), filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (Registration No. 333-140172) (the “Registration Statement”) to register the sale of 20,069,000 shares of the Company’s common stock, par value $.0003 per share (the “Common Stock”), issuable upon conversion of the Company’s Series B preferred stock, par value $.0001 per share.  The purpose of this Post-Effective Amendment No. 1 to Form S-3 Registration Statement is to withdraw and remove from registration the unissued and unsold shares of Common Stock previously registered under the Registration Statement.

The Registration Statement is hereby amended to deregister all of the unissued and unsold shares of Common Stock under the Registration Statement.  As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 24th day of March, 2009.

AIRSPAN NETWORKS INC.

By:	/s/ Eric D. Stonestrom
Name: Eric D. Stonestrom
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eric D. Stonestrom	President, Chief Executive Officer and Director	March 24, 2009
Eric D. Stonestrom	(Principal Executive Officer)

/s/ David Brant	Senior Vice President and Chief Financial Officer	March 22, 2009
David Brant	(Principal Financial Officer and Principal Accounting Officer)

/s/ Matthew J. Desch	Chairman of the Board of Directors	March 24, 2009
Matthew J. Desch

/s/ Julianne M. Biagini	Director	March 24, 2009
Julianne M. Biagini

/s/ Bandel L. Carano	Director	March 24, 2009
Bandel L. Carano

/s/ Michael T. Flynn	Director	March 24, 2009
Michael T. Flynn

/s/ Frederick R. Fromm	Director	March 19, 2009
Frederick R. Fromm

/s/ Guillermo Heredia	Director	March 19, 2009
Guillermo Heredia

/s/ Thomas S. Huseby	Director	March 24, 2009
Thomas S. Huseby

/s/ David A. Twyver	Director	March 24, 2009
David A. Twyver